December 11, 2003




Suburban Propane Partners, L.P.
One Suburban Plaza
240 Route 10 West
Whippany, NJ  07981

Ladies and Gentlemen:

     We have acted as federal tax counsel to Suburban Propane Partners, L.P. (the "Partnership") in connection with the Partnership's Registration Statement on Form S-3 (No. 333-109714), as amended to the date hereof (the "Registration Statement"), relating to the registration of the offering and sale of securities of the Partnership to be issued and sold by the Partnership from time to time. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Second Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P., dated as of May 26, 1999 (the "Partnership Agreement"), (iii) the Second Amended and Restated Agreement of Limited Partnership of Suburban Propane, L.P. (the "Operating Partnership"), dated as of May 26, 1999 (the "Operating Partnership Agreement"), (iv) the factual representations and covenants made in the certificate attached hereto as Exhibit 1, and (v) such other agreements, documents and other instruments as we have deemed necessary or appropriate (the aforementioned documents together, the "Documents"), and have made such inquiries of such officers and representatives of the Partnership and such other persons, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed and relied upon, without investigation, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, the legal capacity of all natural persons, and the correctness of all factual representations and covenants made therein or otherwise made to us. We have further assumed that there are no agreements or



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understandings between or among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

     Based on the foregoing, subject to the next paragraph and assuming full compliance with all the terms of the Documents, it is our opinion that, for U.S. federal income tax purposes (i) the Partnership and the Operating Partnership will each constitute a partnership and not an association or publicly traded partnership taxable as a corporation and (ii) all statements as to matters of law and legal conclusions contained in the Registration Statement under the caption "Tax Considerations," insofar as they relate to matters of federal income tax law, and except to the extent qualified therein and herein, are correct in all material respects and reflect our opinion as of the date hereof.

     The foregoing opinion relates solely to federal income tax law and is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law. Any rules set forth in any of the foregoing authorities may be changed at any time with retroactive effect. Further you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions.

     We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K of the Partnership to be incorporated by reference into the Registration Statement. Our consent does not constitute a consent under
Section 7 of the Securities Act of 1933, as amended, and in consenting we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,

                                          /s/ Cahill Gordon & Reindel LLP

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                                                                       Exhibit 1


                                 CERTIFICATE OF
                         SUBURBAN PROPANE PARTNERS, L.P.
                                       AND
                             SUBURBAN PROPANE, L.P.

     In connection with the opinion of counsel to be dated December 11, 2003, and delivered by CAHILL GORDON & REINDEL LLP (the "Opinion"), the undersigned,
A. Davin D'Ambrosio, does hereby certify that I am an authorized signatory of each of Suburban Propane Partners, L.P. ("Suburban") and Suburban Propane, L.P. (the "Operating Partnership") and that in connection with this Certificate I have undertaken all necessary internal review and diligence to enable me to provide the certification set forth herein. All defined terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Opinion or in the Registration Statement.

     The Opinion is being rendered in connection with the preparation of, and will be an exhibit attached to, the Registration Statement. In connection with the Opinion, and recognizing that Cahill Gordon & Reindel LLP will rely on the accuracy of this Certificate in rendering its opinion, I hereby certify on behalf of Suburban and the Operating Partnership that:

     (i) Each of Suburban and the Operating Partnership was formed in March 1996 in connection with an initial public offering of common units of Suburban. Throughout 1996, each of Suburban and the Operating Partnership satisfied the requirements of Internal Revenue Procedure 89-12, 1989-1 C.B. 798. Each of Suburban and the Operating Partnership treated itself as a partnership for U.S. federal income tax purposes with respect to 1996 and the status of each entity as a partnership for U.S. federal income tax purposes with respect to 1996 was never questioned or challenged in writing by the Internal Revenue Service.

     (ii) Neither Suburban nor the Operating Partnership has elected or will elect to be treated as an association taxable as a corporation, or as a corporation, for U.S. federal income tax purposes.

     (iii) Suburban and the Operating Partnership have been duly organized under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and, throughout the term of their existence, Suburban and the Operating Partnership have been and will be operated solely in accordance with:

          (a)  the Delaware Act;

          (b) the Partnership Agreement or the Operating Partnership Agreement (whichever is applicable); and

          (c) the description of the applicable agreement in the Registration Statement.



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     (iv) For each taxable year of its existence, more than 90% of the gross income (as determined for U.S. federal income tax purposes) of each of Suburban and the Operating Partnership has consisted of and will consist of income and gains derived from the marketing and transportation of propane.

     (v)  At all times during the entire existence of Suburban and the Operating
          Partnership:

          (a) less than 80% of the assets of each of Suburban and the Operating Partnership will consist of debt obligations (or interests therein), within the meaning of Section 7701(i) of the Code and the Treasury Regulations thereunder ("Receivables"); and

          (b) the terms (or any underlying arrangement) of each debt obligation or equity interest in respect of which Suburban or the Operating Partnership is the issuer (or to which any asset of Suburban or the Operating Partnership is subject) (an "Obligation") will be such that the timing and amount of payments on any Obligation are not determined, directly or indirectly, by the timing and amount of payments or projected payments on any Receivable or group of Receivables.



     In WITNESS WHEREOF, I have signed my name on this 11th day of December, 2003.

                               Suburban Propane Partners, L.P.
                               Suburban Propane, L.P.


                               By:  /s/ A. Davin D'Ambrosio
                                    -------------------------------------
                                    Name:   A. Davin D'Ambrosio
                                    Title:  Treasurer




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